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                                                                    Exhibit 11.1


                                       NET B@NK, INC.

                        Schedule Regarding Computation of Per Share Loss


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

                                                         For the period
                                      For the Three      February 20, 1996            For the Three     For the Six
                                      Months Ended      (Date of Incorporation)       Months Ended      Months Ended
ACTUAL                                June 30, 1996       to June 30, 1996            June 30, 1997     June 30, 1997
------                                -------------      ---------------------        -------------     -------------
Net loss                                $  (36,031)        $     (11,298)              $ (1,420,105)     $(3,220,130)
                                        ----------         -------------               ------------      -----------
                                        ----------         -------------               ------------      -----------

Shares issued and outstanding            1,279,156             1,279,156                  1,279,156        1,279,156
Incremental shares applicable to
  common stock subscriptions             1,325,000             1,325,000                  1,325,000        1,325,000

Incremental shares applicable to
  stock options                            139,951               139,951                    139,951          139,951
                                        ----------         -------------               ------------      -----------


Weighted average common and
common equivalent shares
outstanding                              2,744,107             2,744,107                  2,744,107        2,744,107
                                        ----------         -------------               ------------      -----------
                                        ----------         -------------               ------------      -----------


Net income (loss) per common
and common equivalent share                  $(.01)                  $--                      $(.52)          $(1.17)
                                        ----------         -------------               ------------      -----------
                                        ----------         -------------               ------------      -----------

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